                                                                    Exhibit 24.1

                   POWER OF ATTORNEY AND CONFIRMING STATEMENT

     This Power of Attorney and Confirming Statement (this "Statement") confirms that the undersigned has authorized and designated each of William E. Conway,
Jr., Daniel A. D' Aniello, David M. Rubenstein, Adena T. Friedman and Jeffrey W.
Ferguson to execute and file on the undersigned's behalf all Forms 3, 4, and 5
(including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of The Carlyle Group
L.P. The authority of William E. Conway, Jr., Daniel A. D' Aniello, David M.
Rubenstein, Adena T. Friedman and Jeffrey W. Ferguson under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his or her ownership of or transactions in securities of The
Carlyle Group L.P., unless earlier revoked in writing. The undersigned acknowledges that William E. Conway, Jr., Daniel A. D'Aniello, David M.
Rubenstein, Adena T. Friedman and Jeffrey W. Ferguson are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, as amended.

     In witness whereof, this Statement is signed and dated as of the date set forth below.

Date: August 7, 2013                    By:    /s/ Jacques Chappuis
                                           -------------------------------------
                                        Name: Jacques Chappuis
                                        Title: Managing Director